Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Argenta Systems Inc.
Commission File No. 000-32541

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K/A dated November 17, 2006, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 7, 2007